EXHIBIT 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF MAMAMANCINI’S HOLDINGS, INC.

References to “MamaMancini”, the “Company”, “we”, “us” and “our” mean MamaMancini’s Holdings, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

Pro Forma Financial Statements

On November 1, 2017, MamaMancini’s Holdings, Inc., a Nevada corporation (“MamaMancini’s”), T&L Creative Salads, Inc. and Olive Branch LLC and T&L Acquisition Corp, a Nevada corporation and wholly owned subsidiary of MamaMancini’s (“Merger Sub”), completed the acquisitions contemplated by the Asset Purchase Agreements (“APA’s”) by and among MamaMancini’s, T&L Creative Salads, Inc. and Olive Branch LLC and Merger Sub, dated as of December 23, 2021. Pursuant to the terms of the APA’s, all assets of T&L Creative Salads, Inc. and Olive Branch LLC have been acquired by Merger Sub, a wholly owned subsidiary of MamaMancini’s.

Under the terms of the APA’s and in connection with the acquisitions, the Company acquired all assets of T&L Creative Salads, Inc. and Olive Branch LLC which were estimated to be $[amount] as of September 30, 2021. MamaMancini’s acquired T&L and OB for a combined purchase price of $14.0 million, including $11 million in cash at closing and $3 million in a four-year note to the principals of T&L. The cash payment was chiefly funded through the MamaMancini’s cash on hand and a $7.5 million long-term acquisition note from M&T Bank.

As a result of the transaction, (i) the Company (through its wholly-owned subsidiary) became the sole owner of the assets of T&L Creative Salads, Inc. and Olive Branch LLC and (ii) following the Closing, T&L Creative Salads, Inc. and Olive Branch LLC financial statements as of the Closing will be consolidated with the Consolidated Financial Statements of the Company.

The following unaudited pro forma condensed combined financial statements, which are referred to as the unaudited pro forma financial statements, have been prepared to assist in the analysis of financial effects of the acquisition transactions. The unaudited pro forma condensed statements of combined operations, which are referred to as the unaudited pro forma statements of operations, for the year ended January 31, 2021 and the nine months (commencing February 1, 2021 and ending October 31, 2021, combine the historical statements of consolidated operations of MamaMancini’s and T&L Creative Salads, Inc. and Olive Branch LLC, giving effect to the acquisition transactions, as if they had been completed on February 1, 2020, the beginning of the earliest period presented. The unaudited pro forma condensed statements of combined operations for the nine months ended October 31, 2021 were derived from the unaudited condensed consolidated financial statements of MamaMancini’s for the nine months ended October 31, 2021 and the unaudited condensed consolidated financial statements of T&L Creative Salads, Inc. and Olive Branch LLC for the period from February 1, 2021 through October 31, 2021. The unaudited pro forma condensed combined balance sheet, which is known as the unaudited pro forma balance sheet, combines the historical condensed consolidated balance sheets of MamaMancini’s and T&L Creative Salads, Inc. and Olive Branch LLC as of October 31, 2021, giving effect to the acquisition transactions, as if they had been completed on February 1, 2021. The historical consolidated financial statements of T&L Creative Salads, Inc. and Olive Branch LLC have been adjusted to reflect certain reclassification and other conforming adjustments in order to align to MamaMancini’s condensed financial statement presentation.

Effective December 29, 2021, MamaMancini’s and T&L Creative Salads, Inc. and Olive Branch LLC completed the acquisition transactions whereby the assets of T&L Creative Salads, Inc. and Olive Branch LLC were acquired by a wholly-owned subsidiary of MamaMancini’s. In accordance with the guidance under Accounting Standards Codification Topic 805: Business Combinations, the Merger transactions are accounted for as a reorganization of entities under common control. The assets and liabilities of T&L Creative Salads, Inc. and Olive Branch LLC transferred between entities under common control were recorded by MamaMancini’s based on MamaMancini’s historical cost basis.

Assumptions and estimates underlying the adjustments to the unaudited pro forma financial statements, which are referred to as the pro forma adjustments, are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Merger Transaction; (2) factually supportable; and (3) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of MamaMancini’s and T&L Creative Salads, Inc. and Olive Branch LLC following the acquisition transactions. The unaudited pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the acquisition transactions occurred on the dates indicated. Further, the unaudited pro forma financial statements do not purport to project the future operating results or financial position of the combined company following the acquisition transactions. The unaudited pro forma financial statements include assets and liabilities of T&L Creative Salads, Inc. and Olive Branch LLC adjusted for MamaMancini’s historical cost basis. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The unaudited pro forma financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the acquisition transactions and, accordingly, do not attempt to predict or suggest future results. Further, the unaudited pro forma financial statements do not reflect (i) any other acquisition subsequent to the balance sheet date presented or (ii) the effect of any regulatory actions that may impact the results of the combined partnership following the acquisition transactions.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma financial statements;
●	the historical audited consolidated financial statements of MamaMancini’s for the year ended January 31, 2021 in MamaMancini’s Annual Report on Form 10-K, filed with the SEC on April 21, 2021, and incorporated by reference into this document;
●	the historical unaudited condensed consolidated financial statements of MamaMancini’s as of and for the nine months ended October 31, 2021, included in MamaMancini’s Quarterly Report on Form 10-Q and incorporated by reference into this document;
●	the historical audited consolidated financial statements of T&L Creative Salads, Inc. and Olive Branch LLC for the year ended December 31, 2020; and
●	the historical unaudited financial statements of T&L Creative Salads, Inc. and Olive Branch LLC as of and for the nine months ended September 30, 2021, incorporated by reference into this document.
●	The pro forma financial statements include the impact of the merger of T&L Creative Salads, Inc. and Olive Branch LLC as if they occurred at the inception of each relevant period reported. T&L Creative Salads, Inc. and Olive Branch LLC have a calendar year-end, however T&L Creative Salads, Inc. and Olive Branch LLC historical information presented herein has been modified to conform to the same periods as the historical financial statements filed by the Company in Forms 10-K and 10-Q.

MamaMancini's Holdings, Inc.

Proforma Combined Balance Sheets

October 31, 2021

(unaudited)

	MamaMancini	T&L Creative Salads	Olive Branch	Eliminations	Combined Balance
Assets

Current Assets:
Cash	$4,539,920	$386,958	$4,307	$-	$4,931,185
Accounts receivable, net	3,961,348	2,224,333	331,691		6,517,372
Inventories	1,614,738	874,356	192,041		2,681,136
other current asset	-	-	385,800		385,800
Prepaid expenses	595,071	-	-		595,071
Total current assets	10,711,077	3,485,647	913,838	-	15,110,563

Property and equipment, net	3,177,021	2,439,463	36,961		5,653,445

Intangible assets	87,639	-	-		87,639

Operating lease right of use asset, net	1,536,927	-	-		1,536,927

Deferred tax asset	349,227	-	-		349,227

Other receivable	-	916,602	234,229		1,150,832

Deposits	23,156	-	-		23,156
Total Assets	$15,885,047	$6,841,713	$1,185,028	$-	$23,911,789

Liabilities and Stockholders' Deficit

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$4,269,206	$1,087,132	$524,135	$-	$5,880,473
Operating lease liability	188,590				188,590
Finance leases payable	226,111				226,111
Total current liabilities	4,683,907	1,087,132	524,135	-	6,295,174

Operating lease liability, net of current	1,383,960	-	-		1,383,960
Finance leases payable - net of current portion	422,326	-	-		422,326
Other long term liabilities	-	1,633,130	-		1,633,130
Total long-term liabilities	1,806,286	1,633,130	-	-	3,439,416

Total Liabilities	6,490,193	2,720,262	524,135	-	9,734,590

Commitments and contingencies

Stockholders' Equity:
Series A Preferred stock	-	-	-		-
Preferred stock	-	-	-		-
Common stock	359	-	-		359
Additional paid in capital	20,575,338	-	-		20,575,338
Accumulated deficit	(11,031,343)	-	-		(11,031,343)
Less: Treasury stock, 230,000 shares, respectively	(149,500)	-	-		(149,500)
Members' equity	-	-	660,893		660,893
T&L Creative Salads Equity	-	4,121,451	-		4,121,451
Total Stockholders' Equity	9,394,854	4,121,451	660,893	-	14,177,199
					-
Total Liabilities and Stockholders' Equity	$15,885,047	$6,841,713	$1,185,028	$-	$23,911,789

MamaMancini's Holdings, Inc.

Proforma Combined Statements of Operations

For the Nine Months Ended October 31, 2021

(unaudited)

	MamaMancini	T&L Creative Salads	Olive Branch	Eliminations	Combined Balance

Sales - net of slotting fees and discounts	$33,230,666	$18,258,546	$3,693,430	$(279,290)	$54,903,351

Cost of sales	23,787,864	17,190,968	3,357,745	(279,290)	44,057,287

Gross profit	9,442,802	1,067,577	335,685	-	10,846,064

Operating expenses
Research and development	87,843				87,843
General and administrative expenses	7,916,646	1,432,727	64,558		9,413,931
Total operating expenses	8,004,489	1,432,727	64,558	-	9,501,774

Income from operations	1,438,313	(365,150)	271,126	-	1,344,290

Other expenses
Interest	(26,710)	(1,068)	-		(27,778)
Other income	37,304	-	-		37,304
Other expenses	-	116,208	-		116,208
Total other expenses	10,594	115,141	-	-	125,735

Net income (loss) before income tax provision	1,427,719	(480,290)	271,126	-	1,218,555

Income tax provision	403,746	-	1,500		405,246

Net income (loss) available to common stockholders	$1,023,973	$(480,290)	$269,626	$-	$813,309

Net income per common share - basic					$0.02
Net income per common share - diluted					$0.02

Weighted average common shares outstanding
- basic					35,677,202
- diluted					36,196,974

MamaMancini's Holdings, Inc.

Proforma Combined Statements of Operations

For the Year Ended January 31, 2021

(unaudited)

	MamaMancini	T&L Creative Salads	Olive Branch	Eliminations	Combined Balance

Sales - net of slotting fees and discounts	$40,758,605	$18,539,427	$3,053,642	$(607,647)	$61,744,026

Cost of sales	28,019,296	16,312,385	2,690,866	(607,647)	46,414,900

Gross profit	12,739,309	2,227,042	362,775	-	15,329,126

Operating expenses
Research and development	110,713				110,713
General and administrative expenses	9,150,748	1,239,855	94,842		10,485,445
Total operating expenses	9,261,461	1,239,855	94,842	-	10,596,158

Income from operations	3,477,848	987,187	267,933	-	4,732,968

Other
Interest	(137,751)	-	-		(137,751)
Other expense	-	(160,423)	-		(160,423)
Other income	-	106	-		106
Amortization of debt discount	(17,864)	-	-		(17,864)
Total other expenses	(155,615)	(160,317)	-	-	(315,932)

Net income before income tax provision	3,322,233	826,870	267,933	-	4,417,036

Income tax provision	744,973	-	-	-	744,973

Net income available to common stockholders	$2,577,260	$826,870	$267,933	$-	$3,672,063

Net income per common share - basic					$0.10
Net income per common share - diluted					$0.10

Weighted average common shares outstanding
- basic					35,677,202
- diluted					36,196,974

MAMAMANCINI’S HOLDINGS, INC.

NOTES TO PROFORMA FINANCIAL STATEMENTS

(Unaudited)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma balance sheet has been derived from the historical financial statements of MamaMancini’s Holdings, Inc. after giving effect to the acquisition of the assets of T&L Creative Salads, Inc. and Olive Branch LLC which closed on December 29, 2021.

Historical financial information has been adjusted in the pro forma balance sheet and statements of operations to give effect to pro forma events that are: (1) directly attributable to the acquisitions; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s balance sheet and results of operations.

The accompanying unaudited pro forma consolidated balance sheet have been presented as of October 31, 2021. The unaudited pro forma consolidated statements of operations for the periods ended October 31, 2021 and January 31, 2021 have been presented as if the acquisition had occurred as if the acquisition transactions took place at the beginning of the periods presented.

Under the terms of the Asset Purchase Agreements and in connection with these transactions, the Company acquired all assets of T&L Creative Salads, Inc. and Olive Branch LLC. As a result of the transaction, (i) the Company became the sole owner of the assets of T&L Creative Salads, Inc. and Olive Branch LLC, through a wholly-owned subsidiary of the Company (ii) following the Closing, T&L Creative Salads, Inc. and Olive Branch LLC financial statements as of the Closing will be consolidated with the Consolidated Financial Statements of the Company.

The unaudited pro forma consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet are as follows:

(A)	The elimination of inter-company balances.

The adjustments included in the pro forma statement of operations for the years ended January 2021 and for the nine months ended October 31, 2021 are as follows:

(B)	The elimination of intercompany sales and purchases for each relevant period.